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                                                                     EXHIBIT 1.1


                        WINDROSE MEDICAL PROPERTIES TRUST

                             2,300,000 Common Shares
                            Par Value $0.01 per Share

                             UNDERWRITING AGREEMENT



                                                                  April 11, 2006


Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.
c/o Robert W. Baird & Co. Incorporated,
    as Representative of the several Underwriters,
         8260 Greensboro Drive, Suite 425
         McLean, Virginia  22102


Ladies and Gentlemen:


     Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), proposes to sell and issue an aggregate of 2,300,000 shares of the Company's common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), to the several underwriters named in Schedule A hereto (the "Underwriters"), for whom Robert W. Baird & Co. Incorporated is acting as representative (the "Representative"), said shares to be issued and sold by the Company being hereinafter called the "Underwritten Shares." The Company also proposes to grant to the Underwriters an option to purchase up to 345,000 additional Common Shares to cover over-allotments (the "Option Shares"). The Option Shares, together with the Underwritten Shares, are hereinafter referred to as the "Shares." The Company is the general partner of Windrose Medical Properties, L.P., a Virginia limited partnership (the "Operating Partnership"), that serves as the Company's primary operating subsidiary.

     The Company wishes to confirm as follows its agreement with the Underwriters in connection with the Underwriters' purchase of the Shares.

1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a Registration Statement (as defined below) on Form S-3, including a base prospectus (the "Base Prospectus") with respect to the public offering and sale of certain securities to be issued from time to time by the Company, including the Shares. The Company has filed with the Commission such amendments to such Registration Statement as



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may have been required prior to the date of this Agreement. Such Registration
Statement has been declared effective by the Commission. Copies of such Registration Statement, including any amendments thereto, each related Preliminary Prospectus (as defined below) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been made available by the Company to you. A final prospectus containing the information permitted to be omitted at the time of the Registration Statement's effectiveness by Rule 430A or 430B of the Act will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Act. The term "Registration Statement" as used herein means the registration statement on Form S-3 (File No. 333-112183) at the time such Registration Statement became effective or any part thereof is deemed effective under Rule 430B(f)(2) of the Act (the "Effective Date"), including financial statements and all exhibits and documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act and, if applicable, the information deemed to be included by Rule 430A or 430B of the Act. The term "Prospectus" as used herein means the Base Prospectus together with the final prospectus supplement relating to the offering of the Shares as filed pursuant to Rule 424(b) of the Act (the "Prospectus Supplement"), including any information and documents incorporated by reference therein from time to time pursuant to Item 12 of Form S-3 under the Act. The term "Preliminary Prospectus" as used herein shall mean a preliminary prospectus as contemplated by Rule 430, 430A or 430B of the Act included at any time in the Registration Statement, including the Base Prospectus, including any information and documents incorporated by reference therein from time to time pursuant to
Item 12 of Form S-3 under the Act. The term "Free Writing Prospectus" as used herein shall have the meaning set forth in Rule 405 of the Act. The term "Issuer Free Writing Prospectus" as used herein shall have the meaning set forth in Rule 433 of the Act. The term "Disclosure Package" as used herein shall mean the Issuer Free Writing Prospectus identified in Schedule C hereto, if any, any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and any other information included in Schedule C hereto.

     Any Issuer Free Writing Prospectus required to be filed pursuant to Rule 433(d) of the Act, if any, and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares have been and will be identical to the respective versions thereof transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement, the Prospectus, any Free Writing Prospectus or the Disclosure Package shall mean amendments or supplements to the Registration Statement, the Prospectus, any Free Writing Prospectus or the Disclosure Package, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above. As used herein, the term "Incorporated Documents" means the documents which are incorporated by reference in the Registration Statement, the Prospectus, or any amendment or supplement thereto during the period the Prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the Act) is required to be delivered in connection with the sale of the Shares by the Underwriters or any dealer.


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2.   AGREEMENTS TO SELL AND PURCHASE.

     (a) The Company hereby agrees, subject to all the terms and conditions set forth herein and in reliance upon the representations and warranties of the Underwriters set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Operating Partnership contained in this Agreement and subject to all the terms and conditions set forth in this Agreement, the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $14.097 per Share (representing a public offering price of $14.80 per Share, less an underwriting discount of $0.703 per Share) (the "Purchase Price Per Share"), the number of Underwritten Shares set forth opposite such Underwriter's name in Schedule A hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties of the Underwriters herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 345,000 Option Shares in the aggregate at the Purchase Price Per Share. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Shares by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date hereof upon written notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the Date of Delivery (as defined below). The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares, subject to such adjustments as the Underwriters in their absolute discretion shall make to eliminate any fractional shares.

3. TERMS OF PUBLIC OFFERING. The Company has been advised by the Underwriters that the Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus in the section entitled "Underwriting" as soon after this Agreement has become effective as in the Underwriters' judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery of and payment for the Underwritten Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised before the Business Day, defined below, prior to the Closing Date) shall be made at 10:00 a.m., Eastern time, on April 18, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company (such date and time of delivery and payment for the Shares being herein called the "Closing Date"). Delivery of the Shares shall be made to the Representative for the respective accounts of the Underwriters against payment by the Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.


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     If the option provided for in Section 2(b) hereof is exercised on or after the Business Day prior to the Closing Date, the Company will deliver the Option Shares (at the expense of the Company) to the Representative, at 8260 Greensboro Drive, Suite 425, McLean, Virginia 22102, on the date (the "Date of Delivery") specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representative on the Date of Delivery for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.

     Delivery of the Underwritten Shares and the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. "Business Day" shall mean any day other than a Saturday, Sunday, a legal holiday, or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

5.   AGREEMENTS.

     (a)  The Company agrees with the Underwriters as follows:

          (i) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use commercially reasonable efforts to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, when such post-effective amendment has become effective.

          (ii) The Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing:
          (1) of any request by the Commission that the Company amend or supplement the Registration Statement, the Disclosure Package, the Prospectus or for additional information; (2) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Disclosure Package or the Prospectus or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (3) within the period of time referred to in paragraph (v) below, of any change in the Company's condition (financial or other), business, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Disclosure Package or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement,


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          the Disclosure Package or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Disclosure Package or the Prospectus (as then amended or supplemented) to comply with the Act. If at any time within the time period referred to in paragraph (v) below the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

          (iii) The Company will furnish to the Underwriters, without charge and upon the Underwriters' request, (1) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may reasonably request, (2) such number of copies of the Incorporated Documents, without exhibits, as the Underwriters may reasonably request, and (3) one copy of the exhibits to the Incorporated Documents.

          (iv) The Company will not file any amendment or supplement to the Registration Statement or make any amendment or supplement to the Disclosure Package or the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the Act that differs from the Prospectus as filed pursuant to such Rule 424(b)) or, prior to the end of the period of time referred to in the first sentence in paragraph (v) below, file any document which upon filing, becomes an Incorporated Document, of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected or which is not in compliance with the Act; and the Company will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Disclosure Package or the Prospectus has been filed.

          (v) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time during the period, as in the opinion of counsel for the Underwriters, when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the Act) relating to the Shares is required to be delivered under the Act (the "Prospectus Delivery Period"), the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request. Subject to the provisions of paragraph (x) below, the Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in the United States in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and during the Prospectus Delivery Period.


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          (vi) The Company will obtain the Underwriters' consent before taking, or failing to take, any action that would cause the Company to make an offer of Shares that would constitute an Issuer Free Writing Prospectus or to be required to file a Free Writing Prospectus pursuant to Rule 433(d) of the Act, other than the Issuer Free Writing Prospectus, if any, listed on Schedule C hereto.

          (vii) The Company will not take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Act a Free Writing Prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

          (viii) If the Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in writing in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the opinion of the Company or the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, a reasonable number of copies of such amendments or supplements to the Disclosure Package so that statements in the Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, when delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will comply with the Act or the Exchange Act.

          (ix) If, during the Prospectus Delivery Period (1) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Company or the Underwriters, the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) any event shall occur as a result of which any Free Writing Prospectus conflicted or would conflict with the information in the Registration Statement, or (3) it shall be necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus to comply with the Act or the Exchange Act, the Company will forthwith at its expense prepare and file with the Commission, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

          (x) During the Prospectus Delivery Period, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in


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          qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign entity or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction in any jurisdiction where it is not now so subject except for those jurisdictions necessary for the offer and sale of the Shares.

          (xi) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Act.

          (xii) If this Agreement shall terminate or shall be terminated after execution by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement to be complied with or fulfilled by the Company, the Company agrees to reimburse the Underwriters for all reasonable out of pocket expenses (including reasonable fees and expenses of counsel) incurred by the Underwriters in connection with this Agreement.

          (xiii) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus and the Disclosure Package.

          (xiv) The Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Underwriters or the Underwriters' counsel of the time and manner of such filing.

          (xv) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

          (xvi) The Company will use its best efforts to list the Shares on the New York Stock Exchange ("NYSE").

          (xvii) Subject to the determination by the Board of Trustees of the Company to the contrary, the Company will use its best efforts to meet the requirements to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") and to cause the Operating Partnership to be treated as a partnership for federal income tax purposes.

          (xviii) Except as provided in this Agreement, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of any Common Shares or any securities convertible into, or exercisable or exchangeable for, Common Shares or grant any options or warrants to purchase Common Shares for a period of 30 days



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          after the date of the Prospectus, without the prior written consent of
          Robert W. Baird & Co. Incorporated; provided however, the Company may issue and sell Common Shares, or securities exercisable for Common Shares, pursuant to: (1) the Company's 2002 Stock Incentive Plan; (2) the Company's Direct Stock Purchase and Dividend Reinvestment Plan;
          (3) upon the redemption of units of limited partnership interest of the Operating Partnership (the "Units") in accordance with the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended and supplemented; (4) upon the conversion of the Company's 7.5% Series A cumulative convertible preferred shares of beneficial interest, $0.01 par value per share; (5) upon the exercise of options or warrants outstanding on the date hereof; (6) in connection with the acquisition by the Company of properties or assets; and (7) the Operating Partnership may issue Units in connection with the acquisition of properties or assets. Notwithstanding the foregoing, the Underwriters agree that the Company may issue and sell up to 100,000 Common Shares during the period of 30 days after the date of the Prospectus, without the prior written consent of Robert W. Baird & Co. Incorporated, pursuant to a sales agreement with Brinson Patrick Securities Corporation as described in the Incorporated Documents.

     (b) The Underwriters represent and agree that, without the prior written consent of the Company, they have not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriters that:

     (a) The Company meets the requirements for use of Form S-3 under the Act. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Disclosure Package at its date of issue and as of 7:00 p.m. Eastern time on the date hereof (the "Initial Time of Sale"), the Registration Statement at each effective date (or deemed effective date), and the Prospectus and any amendments or supplements thereto when they are filed with the Commission contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of the Act. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither the Prospectus nor any supplement thereto contains as of the date of such Prospectus or supplement or will


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     contain as of the date of such supplement, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Disclosure Package at the Initial Time of Sale contains nor any supplement thereto will contain as of the date of such supplement, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 12 hereof). There is no contract, agreement, understanding or arrangement, whether written or oral, or document required to be described in the Registration Statement, Disclosure Package or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     (b) The Company is eligible to use Issuer Free Writing Prospectuses in connection with the offering of the Shares pursuant to Rules 164 and 433 of the Act. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the Act has been, or will be, timely filed with the Commission in accordance with the requirements of the Act. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act, including but not limited to legending requirements. The Company has not prepared, used or referred to, and will not, without the Underwriters' prior written consent, prepare, use or refer to any Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all times through the completion of the offering and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Prospectus. The Company filed the Registration Statement with the Commission before using any Free Writing Prospectus.

     (c) All disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Act, to the extent applicable.

     (d) The Incorporated Documents when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any Incorporated Documents filed after the date hereof and during the Prospectus Delivery Period will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document contained or will contain any untrue statement of a material

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     fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and, when read together and with the other information in each of the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or shall be deemed effective, at the Initial Time of Sale and at the Closing Date or the Delivery Date, as applicable, each such Incorporated Document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made.

     (e) The Company has been duly formed and is validly existing as a real estate investment trust under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland with full trust power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries (as defined below), taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"). Other than the entities listed on
     Exhibit 21.01 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as amended, Windrose Capital Trust I, and any other subsidiary formed during 2006 to date for the purpose of acquisitions, whether or not completed (individually a "Subsidiary" and collectively the "Subsidiaries" and for all purposes of this Agreement, shall include the Operating Partnership), the Company does not own, directly or indirectly, any capital stock or other equity securities or interests of any corporation, partnership, limited liability company, joint venture association or other entity.

     (f) Each Subsidiary has been duly organized and is validly existing as a limited partnership, limited liability company or corporation in good standing under the laws of its state of organization, with all requisite power and authority to own and lease its properties, and conduct its business as described in the Prospectus, except where one or more Subsidiary's failure to be duly organized, validly existing and in good standing would not have a Material Adverse Effect. Each Subsidiary has qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

     (g) The authorized, issued and outstanding shares of beneficial interest of the Company as of December 31, 2005 are as set forth in the Prospectus under the caption "Capitalization." All the issued and outstanding Common Shares of the Company, including the Shares to be sold by the Company, have been duly authorized and validly issued, and are, or when issued against payment therefor as authorized by the Company's

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     Board of Trustees will be, fully paid and non-assessable. The Common Shares of the Company conform in all material respects to the description of the Common Shares contained in the Registration Statement and the Prospectus. All offers and sales of the Company's Common Shares prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. No preemptive rights of shareholders exist with respect to any of the Shares under the Maryland General Corporation Law, the Declaration of Trust (as hereinafter defined) or the bylaws of the Company. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. None of the issued shares of beneficial interest of the Company has been issued in violation of any preemptive or similar rights. Except as described in the Registration Statement, the Prospectus and the proxy statement for the Company's 2006 annual meeting of shareholders, (i) there are no outstanding options, warrants or other rights calling for the issuance of any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company and (ii) there is no written commitment, plan or arrangement to issue any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company. The Operating Partnership has not issued any security or other equity interest other than units of limited partnership interest (the "Units") issued to the Company and certain other persons that are redeemable at the option of the holder thereof for cash, common Units, or, at the Company's option, for Common Shares on a one-for-one basis. None of the Units in the Operating Partnership has been or will be issued or is owned or held in violation of any preemptive right. The outstanding Units in the Operating Partnership have been issued by the Operating Partnership in compliance with applicable federal and state securities laws.

     (h) All the outstanding shares of capital stock, limited liability company interests or partnership interests of each Subsidiary, as the case may be, have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all such interests are owned by the Company either directly or through wholly owned subsidiaries (except that the Company, directly or indirectly, owns a 92% interest in Brierbrook Partners, L.L.C., a 51% interest in WMPT Bellaire HP, L.P. and an approximate 43% interest in Lake Mead Medical Investors Limited Partnership) free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. No such equity interest in any Subsidiary was issued in violation of the preemptive or any similar right of any security holder of such Subsidiary.

     (i) The Company has the trust power to enter into this Agreement and to consummate the transactions contemplated herein. The Company has the trust power to issue, sell and deliver the Shares as provided herein. This Agreement has been duly authorized, executed and delivered by the Company.

     (j) The Operating Partnership has the full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This

     Agreement has been duly authorized, executed and delivered by the Operating Partnership.

     (k) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

     (l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Prospectus.

     (m) Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the Articles of Amendment and Restatement of the Company's Declaration of Trust, as supplemented (the "Declaration of Trust"), or bylaws of the Company, as amended and restated, the Certificate of Limited Partnership or Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement") of the Operating Partnership or any of the applicable organizational documents of any significant subsidiary as defined in Rule 1-02 of Regulation S-X under the Act, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii), to the extent such conflicts, breaches, violations, liens, charges and encumbrances, if any, would not have a Material Adverse Effect.

     (n) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     (o) The consolidated historical financial statements and schedules of the Company incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and consolidated cash flows for the Company for the periods specified, all in conformity with United States generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as amended (the "Annual Report"), have been compiled on a basis consistent with the financial statements included in the Company's Annual Report incorporated by reference in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-3 or otherwise to be included or incorporated by reference in the Registration Statement or the Prospectus. The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

     (p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus Supplement and/or the Base Prospectus (exclusive of any supplement thereto).

     (q) Neither the Company nor any Subsidiary is in violation or default of
     (i) any provision of its charter or bylaws or applicable organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (i), (ii) and (iii), such violations or defaults as would not have a Material Adverse Effect.

     (r) KPMG LLP, who has examined and reported upon the audited financial statements and schedules of the Company and its consolidated subsidiaries and upon the assessment of the Company's management of the Company's internal control over financial reporting, including Management's Report on Internal Control Over Financial Reporting contained in the Company's Annual Report, incorporated by reference in the Registration Statement and the Prospectus, are, and were during the periods covered by its reports, an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

     (s) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares that have not been or will not be paid.

     (t) The Company and each of its Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus Supplement and/or the Base Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus Supplement and/or the Base Prospectus.

     (u) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company and the Operating Partnership's knowledge, is threatened or imminent, that could have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus Supplement and/or the Base Prospectus (exclusive of any supplement thereto dated after the date hereof).

     (v) The Company and each of its Subsidiaries, and their respective Properties (as defined below), are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged except as such failure to be so insured would not have a Material Adverse Effect; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers, trustees and directors are in full force and effect except as such failure would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments except as such failure would not have a Material Adverse Effect; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except such as would not have a Material Adverse Effect; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at an increase in cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus Supplement and/or the Base Prospectus (exclusive of any supplement thereto dated after the date hereof).

     (w) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except such licenses, certificates, permits and authorizations the failure to possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus

     Supplement and/or the Base Prospectus (exclusive of any supplement thereto dated after the date hereof).

     (x) The Company maintains an internal control over financial reporting system that, as of December 31, 2005, was effective to provide reasonable assurance to the Company's management and Board of Trustees regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

     (y) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (z) The Company and its Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus Supplement and/or the Base Prospectus (exclusive of any supplement thereto dated after the date hereof). Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

     (aa) In the ordinary course of its business, in connection with the acquisition of properties, the Company periodically reviews the effect of Environmental Laws on the acquisition properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus Supplement and/or the Base Prospectus (exclusive of any supplement thereto dated after the date hereof).

     (bb) The Company and its Subsidiaries are in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in Section 3(2) ERISA) for which the Company or any material Subsidiary would have any liability; the Company and its material Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the "Code"); and each "pension plan" for which the Company or any material Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

     (cc) Except with respect to certain non-timely filings of reports required by Section 16 of the Exchange Act by certain of the Company's trustees and executive officers, there is and has been no failure on the part of the Company and any of the Company's trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act").

     (dd) The Company or its Subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, each property described in the Prospectus (individually, a "Property," and together the "Properties"), free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as are disclosed in the Prospectus or that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary owns or leases any real property, except as described in the Registration Statement or the Prospectus. Each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not have a Material Adverse Effect. Each Property with respect to which a certificate of need or similar approval to operate the Property is required is presently, and at the Closing Date will be, operating pursuant to a current, valid certificate of need or similar certificate except for such failures to have such certificate or approval that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to a Property, except such proceedings or actions that would not have a Material Adverse Effect. The Company or a Subsidiary has obtained an owner's title insurance policy from a title insurance company, or, if such title insurance policy has not yet been issued, a binding commitment by such title insurance company to issue such a policy, in any event covering each Property, with coverage in an amount at least equal to the cost of acquisition of such Property, including the principal amount of any indebtedness assumed with respect to the Property.

     (ee) Except as described in the Prospectus or to the extent the existence of such lease would not interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary, the Company does not hold any Property under a ground lease.

     (ff) The Company or a Subsidiary owns or possesses all trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, trade secrets, processes and other intangible property rights and know-how necessary for the conduct of its business as described in the Registration Statement (collectively, the "Intellectual Property"). Except as described in the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company or any Subsidiary, other than licenses granted in the ordinary course of business; (ii) to the Company's and the Operating Partnership's knowledge, there is no infringement by third parties of any such Intellectual Property, (iii) there is no pending or, to the Company's and the Operating Partnership's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or a Subsidiary's rights in or to any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company's and the Operating Partnership's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim; and (v) there is no pending or, to the Company's and the Operating Partnership's knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates, or would infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any facts which would form a basis for any such claim.

     (gg) Neither the Company, nor to the Company's knowledge, any trustee, officer, agent, employee or other person associated with or acting on behalf of the Company, has used any trust funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from trust funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. No funds of the Company have been set aside to be used for any payment in violation of any law.

     (hh) The Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as do not have a Material Adverse Effect.

     (ii) No material relationship, direct or indirect, exists between or among the Company on the one hand, and the trustees, officers, or shareholders of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

     (jj) The statistical and market-related data included in the Prospectus and the Registration Statement, if any, are based on or derived from sources that the Company believes to be reliable and accurate.

     (kk) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and the Company's method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code. The Operating Partnership and Brierbrook Partners, L.L.C. will be treated as partnerships for federal income tax purposes and not as a corporation or association taxable as a corporation. Hospital Affiliates Development Corp. ("HADC") is organized and is owned in a manner that meets the requirements for qualification as a taxable REIT subsidiary under the Code, and HADC's method of operation will enable it to meet the requirements for taxation as a taxable REIT subsidiary under the Code.

Any certificate signed by any officer of the Company on behalf of the Company, or by an officer on behalf of the Operating Partnership and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to the Underwriters as to the matters covered thereby.

7.   INDEMNIFICATION AND CONTRIBUTION.

     (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriters and each other person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriters expressly for use in connection therewith as provided in Section 12 hereof. The foregoing indemnity agreement shall be in addition to any liability which the Company or the Operating Partnership may otherwise have.

     (b) If any action, suit or proceeding shall be brought against the Underwriters or any person controlling the Underwriters in respect of which indemnity may be sought against the Company or the Operating Partnership, such Underwriter or such controlling person shall promptly notify the Company or the Operating Partnership, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
     (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The Company or the Operating Partnership shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses.

     The Underwriters or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriters or such controlling person unless the Company or the Operating Partnership have agreed in writing to pay such fees and expenses, the Company or the Operating Partnership have failed to assume the defense and employ counsel, or the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriters or such controlling person and the Company or the Operating Partnership and the Underwriters or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company or the Operating Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company or the Operating Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company or the Operating Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel), at any time for all such Underwriters and all controlling persons not having actual or potential differing interests with the Underwriters or among themselves, which firm shall be designated in writing by Robert W. Baird & Co. Incorporated, and that all such fees and expenses shall be reimbursed as they are incurred. The Company or the Operating Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company or the Operating Partnership agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) The Underwriters agree to indemnify and hold harmless the Company, the Operating Partnership, their respective trustees and officers who sign the Registration Statement, and any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Underwriters, but only with respect to information furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto as provided in Section 12 hereof. If any action, suit or proceeding shall be brought against the Company, the Operating Partnership or any of their respective trustees, any such officer, or any such controlling person based on the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriters pursuant to this paragraph (c), the Underwriters shall have the rights and duties given to the Company and the Operating Partnership by paragraph (b) above (except that if the Company and the Operating

     Partnership shall have assumed the defense thereof the Underwriters shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriters' expense), and the Company, the Operating Partnership or their respective trustees, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares, or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the price to public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
     Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company, the Operating Partnership and any Underwriter set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Operating Partnership, their respective trustees or officers, or any person controlling the Company or the Operating Partnership, acceptance of any Shares and payment hereunder, and any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company or the Operating Partnership, their respective trustees or officers, or any person controlling the Company or the Operating Partnership, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this
     Section 7.

8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligation of the Underwriters to purchase the Shares hereunder is subject to the following conditions:

     (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriters, and all filings, if any, required by Rule 424 under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Disclosure Package, the Prospectus or otherwise) shall have been complied with to the Underwriters' satisfaction.

     (b) Subsequent to the effective date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company and its Subsidiaries taken as a whole not contemplated by the Disclosure Package or the Prospectus, which in the Underwriters' reasonable opinion would materially, adversely affect the market for the Shares, or any event or development relating to or involving the Company or any of its Subsidiaries or any officer or trustee of the Company which makes any material statement made in the Disclosure Package and the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Disclosure Package or the Prospectus in order to state a material fact required by the Act or the Exchange Act to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package and the Prospectus to reflect such event or development would, in the Underwriters' reasonable opinion materially adversely affect the market for the Shares.

     (c) The Underwriters shall have received on the Closing Date and the Date of Delivery, as applicable, the opinions and the disclosure letter from Hunton & Williams LLP, counsel for the Company and the Operating Partnership, dated the Closing Date and the Date of Delivery, as applicable, and addressed to the Underwriters substantially to the effect as set forth in Schedule B-1, Schedule B-2 and Schedule B-3 hereto.

     (d) The Underwriters shall have received on the Closing Date and the Date of Delivery, as applicable, an opinion of Bass, Berry & Sims PLC, counsel for the Underwriters, dated the Closing Date and the Date of Delivery, as applicable, and addressed to the Underwriters with respect to such matters as the Underwriters may reasonably require; and the Company and the Operating Partnership shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

     (e) The Underwriters shall have received on the Closing Date and the Date of Delivery, as applicable, a letter addressed to the Underwriters substantially in the form of Schedule D hereto from Fred S. Klipsch and Frederick L. Farrar.

     (f) The Underwriters shall have received letters addressed to the Underwriters and dated the date hereof, the Closing Date and any Date of Delivery, as applicable from KPMG LLP, the independent registered public accounting firm, substantially in the forms heretofore approved by the Underwriters.

     (g) The Company and the Operating Partnership shall have furnished to the Underwriters a certificate, signed by the Chief Executive Officer and the Chief Financial Officer of the Company (and appropriate officer of the Operating Partnership), dated the Closing Date and any Date of Delivery, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, and any supplements thereto and this Agreement and that:

          (i) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the

          Disclosure Package or the Prospectus which has not been so set forth; there has been no Issuer Free Writing Prospectus required to be filed under Rule 433(d) of the Act that has not been so filed; and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Disclosure Package or the Prospectus that has not been so filed;

          (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, threatened by the Commission at or prior to the Closing Date (or any Date of Delivery, as applicable); and

          (iii) all representations and warranties made in the Agreement by the Company and the Operating Partnership are true and correct at such Closing Date (and any Date of Delivery, as applicable), with the same effect as if made on and as of such date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date (or any Date of Delivery, as applicable) have been duly performed and complied with by the Company;

          (iv) neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in each of the Disclosure Package and/or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and

          (v) except as disclosed in each of the Disclosure Package and/or the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company and its Subsidiaries, taken as a whole; and there has not been any change in the capital stock or material increase in the short term debt or long term debt of the Company and its Subsidiaries taken as a whole, or any material adverse change in the condition (financial or otherwise), results of operations or cash flow of the Company and its Subsidiaries taken as a whole; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock.

     (h) The Company shall not have failed at or prior to the Closing Date (and any Date of Delivery, as applicable) to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date (and any Date of Delivery, as applicable).

     (i) The Company shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have reasonably requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and the Underwriters' counsel in the Underwriters' reasonable discretion. Any certificate or document signed by any officer of the Company or the Company as general partner of the Operating Partnership and delivered to the Underwriters or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to the Underwriters as to the statements made therein.

9. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; the listing of the Shares on the NYSE; the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(a)(x); the transportation and other expenses incurred by or on behalf of the Company's representatives in connection with presentations to prospective purchasers of the Shares; and the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto; or if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriters, or by the Underwriters by notifying the Company. Any notice under this Section 10 may be given by e-mail or facsimile but shall be subsequently confirmed within 24 hours by letter.

11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the Underwriters' absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date, trading in the Company's Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on the NYSE, a banking moratorium shall have been declared either by Federal or New York State authorities or there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets is such as to make it, in the Underwriters' reasonable judgment, impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto). Notice of such termination may be given to the Company by e-mail or facsimile and shall be subsequently confirmed within 24 hours by letter.

12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in (i) the list of Underwriters and their respective participation in the sale of the Shares set forth in the table following the first paragraph under the caption "Underwriting" in the Prospectus Supplement, (ii) the third, eighth, ninth, tenth and thirteenth paragraphs under the caption "Underwriting" in the Prospectus Supplement, (iii) the first sentence in the seventh paragraph under the caption "Underwriting" in the Prospectus Supplement, and (iv) the last paragraph on the cover page of the Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6(a) and 7 hereof.

13. NO FIDUCIARY OBLIGATION. The Company acknowledges and agrees that the Underwriters have acted, and are acting, solely in the capacity of an arm's-length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters have not advised, and are not advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matter in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and has not been and shall not be on behalf of the Company or any other person. It is understood that the offering price was arrived at through arm's-length negotiations between the Underwriters and the Company, and that such price was not set or otherwise determined as a result of expert advice rendered to the Company by the Underwriters. The Company acknowledges and agrees that the Underwriters are acting as independent contractors, and any duties of the Underwriters arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Underwriting Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Shares.

14. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and delivered, if to the Representative, will be mailed, delivered or telefaxed to Robert W. Baird & Co. Incorporated (fax no.: 703-821-5759) and confirmed to it at 8260 Greensboro Drive, Suite 425, McLean, Virginia 22102,
Attention: General Counsel; or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to Windrose Medical Properties Trust (fax no.:

317-860-9128) and confirmed to it at Windrose Medical Properties Trust, 3502 Woodview Trace, Suite 210, Indianapolis, Indiana 46268, Attention: Frederick L. Farrar, President (with a copy sent in the same manner to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219,
Attention: David C. Wright, Esq.).

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the Operating Partnership, their respective trustees and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

15. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile which shall be effective as delivery of a manually executed counterpart hereof. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership and the Underwriters.

                        Very truly yours,

                        WINDROSE MEDICAL PROPERTIES TRUST

                        By: /s/ Frederick L. Farrar
                            ---------------------------------------------------
                        Name: Frederick L. Farrar
                        Title: President, Chief Operating Officer and Treasurer


                        WINDROSE MEDICAL PROPERTIES, L.P.
                        By:  Windrose Medical Properties Trust, General Partner

                        By: /s/ Frederick L. Farrar
                            ---------------------------------------------------
                        Name: Frederick L. Farrar
                        Title: President, Chief Operating Officer and Treasurer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

ROBERT W. BAIRD & CO. INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.

By:  Robert W. Baird & Co. Incorporated
     (For itself and the other Underwriters named
      in Schedule A to the foregoing Agreement.)

      By: /s/ Mark Decker, Jr.
          ---------------------------------------
      Name: Mark Decker, Jr.
      Title: Vice President

                                   SCHEDULE A

UNDERWRITERS                                                       NUMBER OF SHARES
------------                                                       ----------------
Robert W. Baird & Co. Incorporated                                     1,380,000
Raymond James & Associates, Inc.                                         920,000
                                                                       ---------
       TOTAL                                                           2,300,000